UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 14, 2021

SEACHANGE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38828	04-3197974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Huntington Avenue, Suite 1703

PMB 73480

Boston, MA 02115

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (978) 897-0100

500 Totten Pond Road,

Waltham, MA 02451

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	SEAC	The Nasdaq Global Select Market
Series A Participating Preferred Stock Purchase Rights	SEAC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)

On May 14, 2021, Jeffrey Tudor resigned as a member of the Board of Directors (the “Board”) and the Audit, Compensation and Corporate Governance and Nominating Committees of SeaChange International, Inc. (the “Company” or “SeaChange”), effective immediately in order to spend more time on his other business interests. Mr. Tuder was the Vice Chairman of the Board and was the Chairman of the Audit Committee of the Company. Mr. Tuder’s departure is not a result of any disagreement with the Company relating to the Company’s operations, policies or practices. The Board would like to thank Mr. Tuder for his service to the Company.

(d)

Upon the recommendation of the Corporate Governance and Nominating Committee, on May 14, 2021, the Board appointed Mr. David Nicol to serve as a Class III director of SeaChange, effective immediately, with a term to expire at the 2023 annual meeting of stockholders. The Board has appointed Mr. Nicol to the Audit, Compensation and Corporate Governance and Nominating Committees and as the Chairman of the Audit Committee.

Mr. Nicol, 75, has served on the board of directors of CCUR Holdings, Inc. (OTCPK: CCUR) since February 2018, where he is a member of the Nominating and Governance Committee, and serves as Chair of the Audit Committee and the Compensation Committee. Since March 2004, Mr. Nicol has also served on the board of directors of Evolving Systems, Inc. (NASDAQ: EVOL). In July 2019, he was appointed to serve as a member of the board of directors of Nanoveu Limited (NVU), listed on the Australian Stock Exchange (ASX). Mr. Nicol also serves as an independent board member of a privately-held provider of facilities management SaaS services. A member of the National Association of Corporate Directors (since 2004) and Financial Executives International, since August 2015 he has served on the faculty in the Finance Department and as Executive-in-Residence at the Bloch School of Management at the University of Missouri - Kansas City. From February 2012 through March 2014, Mr. Nicol was President and Chief Operating Officer of Strongwatch Corporation, a security innovation company since acquired. In prior assignments, Mr. Nicol held senior-level executive positions with both public companies (Verisign, Illuminet, and Sprint/United Telecom), as well as early-stage, private companies: Solutionary (IT network security), Sipera (VOIP security), ITN (network signaling), International Micronet (LAN/WAN systems) and iLAN (LAN systems & consulting). Mr. Nicol has a Ph.D. in corporate finance and has taught corporate finance at the MBA level at the Weatherhead School of Management of Case Western Reserve University and elsewhere.

For his service on the Board, Mr. Nicol will receive the same compensation as other non-management directors, as described in the Company’s Definitive Proxy Statement on Schedule 14A, originally filed with the Securities and Exchange Commission (the “Commission”) on May 27, 2020. In addition, Mr. Nicol has executed the Company’s standard form of indemnification agreement. The Company’s standard from of indemnification agreement was filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K filed with the Commission on April 10, 2013 and is incorporated herein by reference. Mr. Nicol does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K. Mr. Nicol satisfies the independence requirements of the Nasdaq Stock Market and of the rules of the Commission.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 14, 2021, the Board of SeaChange approved amendments to the Amended and Restated By-Laws of the Company (as amended, the “By-Laws”) to add mechanics for virtual stockholder meetings and electronic transmissions of notices and other writings. A copy of the By-Laws is included as Exhibit 3.1. The foregoing description of the By-Laws is qualified in its entirety by reference to the full text of the By-Laws, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-Laws of SeaChange International, Inc.

104	Cover Page Interactive Data File, formatting Inline Extensible Business Reporting Language (iXBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACHANGE INTERNATIONAL, INC.

By:	/s/ Michael D. Prinn

Michael D. Prinn
Chief Financial Officer, Senior Vice President and Treasurer

Dated: May 18, 2021